EXHIBIT 10.44

                        AGREEMENT

      THIS AGREEMENT is made and entered into at Riverton, WY on the 25th day of April, 1996 by and between TAG Development, Inc., a Delaware corporation licensed to do business in Wyoming, of P.O.
Box  604, Saratoga, WY 82331 (the "COMPANY") and U.S. Energy Corp.
a Wyoming corporation and Crested Corp. a Colorado corporation licensed to do business in Wyoming both of 877 North 8th West, Riverton, WY 82501 (the "SELLERS).

RECITALS

      WHEREAS, SELLERS own 10 six-plex townhouses located on Block 19 of the Jeffrey City Townsite in Jeffrey City, Wyoming more fully described in Exhibit A attached hereto; and

      WHEREAS, the COMPANY is in the business of financing and developing residential and commercial real estate interests; and

      WHEREAS, SELLERS desire to sell the Property and the COMPANY desires to purchase the Property from SELLERS.

                          AGREEMENT

      NOW THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. The SELLERS agree to sell to the COMPANY and the COMPANY agrees to buy from the SELLERS the Property identified in Exhibit
"A" of this Agreement,

2.    The COMPANY agrees to pay SELLERS Five Hundred Thousand
Dollars ($500,000) the "Purchase Price" conditioned upon the COMPANY obtaining financing within 60 days of the execution of this Agreement, either through conventional or private loans, sale of equity or otherwise.

3. The term of this Agreement shall be for 60 days or upon closing of this Agreement if Closing is extended by mutual consent. "Closing" shall mean the date on which all documents are exchanged and payment of the $500,000 is paid to SELLERS.

4. In the event the Company moves any of the townhouses from the Property, the COMPANY shall remove all debris from the townhouse site and the COMPANY shall be responsible for reclamation of the land where the townhouse was located. If necessary, SELLERS at their expense, agree to provide fill dirt to the site of each townhouse upon its removal.

5. Upon the execution of this Agreement, the COMPANY may inspect each townhouse for structural integrity, electric wiring, plumbing, fixture, the presence of radon gas, or any other kind of hazardous material. The COMPANY is purchasing the Property in an "AS IS" condition.

6. SELLERS and the COMPANY shall each pay one-half of the escrow fee. SELLERS shall pay all real estate taxes to the date of Closing as hereinafter described. Taxes for the current year, rent and interest shall be prorated to the date of Closing. The SELLERS agree to transfer full real estate title to COMPANY at Closing.

7. Title to the Property shall be delivered by a Quit Claim Deed at Closing. Monetary encumbrances not assumed by the COMPANY shall be paid by the SELLERS on or before Closing.

8. Closing shall be within 15 days after the COMPANY has inspected and is satisfied with the Property, but no later than June 25, 1996, which shall also be the termination date of this Agreement, if not Closed before or mutually extended in writing. Closing shall be with Riverton Title Service, a qualified Escrow Agent. Closing either earlier or later than the above dates shall be by mutual consent in a written agreement of the Parties. "Closing" shall mean the date on which all documents are exchanged and the $500,000 is paid to the SELLERS. The Parties agree that there shall be satisfactory compliance if on the Closing date, all documents are executed and all required funds are deposited in escrow for SELLERS or available to SELLERS from the COMPANY's lender upon delivery of the Proper Title.

9. The COMPANY shall be entitled to possession of the Property after Closing. All rental revenues acquired from the townhouses subsequent to the day of Closing, shall be deposited in TAG Development. Inc.'s or TAG affiliate's designated bank account.

10. In the event the COMPANY removes all of the townhouses, the COMPANY agrees to sell, assign and convey all right, title and interest in the Real Property where the removed townhouses were located by quit claim deed to SELLERS for the full consideration of $10.00. The deed shall be delivered to SELLERS within 60 days after removal of the last building, it being understood that all real property taxes and assessments shall be pro-rated to the date of the deed by COMPANY with SELLERS assuming such obligations upon receiving the deed. The COMPANY agrees to pay all utility charges (including unbilled charges) real property taxes and assessments to the day of delivery of the deed to the SELLERS and the SELLERS agree to pay all utility charges, real property taxes and assessments thereafter. This paragraph 10 shall survive the Closing of the Agreement.

11. The COMPANY may assign this Agreement and rights hereunder, without SELLERS' prior written consent, provided however that any assignment shall not relieve the COMPANY from any obligation contained in this Agreement.

12. Unless otherwise specified in this Agreement, any and all notices required or permitted to be given under this Agreement must be given in writing. Notices shall be deemed to be given when delivered to the Parties at the following addresses and if by mail, the notice shall be deemed delivered 5 days after posting by or at the office of the COMPANY.

             If to SELLERS:
             U.S. Energy Corp./Crested Corp.
             877 North 8th West
             Riverton, WY  82501

             If to COMPANY:
             TAG Development, Inc.
             PO Box 604
             Saratoga, WY  82331

13. Unless otherwise expressly specified herein, any period of time specified in this Agreement shall expire at midnight of the last calendar day of the specified period of time, unless the last day is Saturday, Sunday, or a legal holiday, in which event the specified period of time shall expire at midnight of the next business day. Any specified period of five day or less shall include business days only.

14. Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document, and mailing first class, certified or registered mail to the other party.

15. TIME IS OF THE ESSENCE. There are no verbal agreements which modify this Agreement. This Agreement constitutes the full understanding between SELLERS, and the COMPANY. The COMPANY is responsible to inspect the Property and reach its own conclusions as to the adequacy and acceptability of the Property based upon such personal inspection

16. This Agreement shall be interpreted under the laws of the State of Wyoming:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representative as of the date and year first above written.

"SELLERS"

U.S. ENERGY CORP.,                          CRESTED CORP.,
a Wyoming corporation                       a Colorado corporation

By:   Max T. Evans                          By:    Max T. Evans
    -------------------------                   --------------------------
      Print Name                                   Print Name

        s/ Max T. Evans                                 s/ Max t. Evans
    -------------------------                   --------------------------
    Signature                                   Signature

      Secretary                                   President
    -------------------------                   --------------------------
    Title                                       Title



"COMPANY"

TAG DEVELOPMENT, INC.,
a Delaware corporation


By:     s/ RandaL. Wagoner
    -------------------------
      Randal L. Wagoner
      President


By:     s/ William C. Van Duyne
    -------------------------
      William C. Van Duyne
      C.E.O.

                                EXHIBIT "A".

                   Townhouse D; Townhouse E; Townhouse F;
                   Townhouse G; Townhouse H; Townhouse I;
                   Townhouse K; Townhouse L; Townhouse M and;
                   Townhouse N.

                   LOCATED ON BLOCK 19,
                   Jeffrey City Townsite, Fremont County, Wyoming